Exhibit 10.13

FIRST AMENDMENT to TRANSACTION FEE agreement

This First Amendment to that certain Transaction Fee Agreement (this “Amendment”) is dated effective as of June 8, 2016, among LILIS ENERGY, INC., a Nevada corporation (“Company”) and T.R. WINSTON & COMPANY, LLC, as Broker.

W I T N E S S E T H:

WHEREAS, that certain Transaction Fee Agreement, dated June 6, 2016 (as the same may have been or may hereafter be modified, renewed or amended, the “Transaction Agreement”) set forth the agreement of the parties relating to that Securities Purchase Agreement (the "Purchase Agreement") with the purchasers to be identified on the signature pages of the Purchase Agreement (collectively, the "Investors") in connection with the placement of convertible preferred stock (the "Preferred Stock") and warrants of the Company to purchase a number of shares of common stock, par value $0.0001 per share, equal to 50% of the shares of common stock initially issuable upon conversion of the Preferred Stock (the "Investor Warrants") in the aggregate amount of up to $20 million;,

WHEREAS, the Broker has agreed to amend the Transaction Agreement as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Broker hereby agree as follows:

Section 1 is hereby amended and restated in its entirety as follows:

The Company agrees to compensate the Broker as follows: (i) seven percent (7%) of the gross proceeds of the offering, payable at the Closing (as defined in the Purchase Agreement), (ii) a warrant equal to seven percent (7%) of the common shares issued to the Investors, identical to the Investor Warrants with the exception of the exercise price which shall be $0.13, and (iii) shall reimburse the agent for its legal fees equal to $25,000, along with reasonable expenses incurred by any approved Selected Dealer or by the Broker. Broker may retain other brokers or dealers to act as sub-agents or selected-dealers on its behalf in connection with any Subsequent Financing (as defined below).

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FIRST AMENDMENT (Lilis Energy, Inc.)	Page 1

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

BORROWER:

LILIS ENERGY, INC.

By:	/s/ Abraham Mirman
Name: Abraham Mirman
Title: Chief Executive Officer

BROKER:

T.R WINSTON & COMPANY, LLC

By:	/s/ G Tyler Runnels
G Tyler Runnels
Chairman & CEO

Signature Page